Exhibit 99.1

--------------------------------------------
FOR IMMEDIATE RELEASE
--------------------------------------------
Date:    December 9, 2003                                         DREW
--------------------------------------------            INDUSTRIES INCORPORATED
Contact: Leigh J. Abrams, President and CEO
--------------------------------------------
Phone:   (914) 428-9098  Fax: (914) 428-4581
--------------------------------------------
E Mail:   Drew@drewindustries.com
--------------------------------------------

               Drew Announces Sale of Shares by Officers/Directors

White Plains, New York - December 9, 2003 - Drew Industries Incorporated (AMEX:
DW) announced today that a trust for the benefit of L. Douglas Lippert, a director of Drew and Chairman of Lippert Components, Inc., a subsidiary of Drew, completed the sale of 400,000 shares of Drew Common Stock. In addition, 100,000 shares were sold by Mr. Lippert, as trustee, for trusts for the benefit of members of Mr. Lippert's family. Mr. Lippert acquired the shares in 1997 in connection with Drew's acquisition of Lippert Components. Following the sale, Mr. Lippert and trusts for the benefit of certain members of his family own 670,163 shares of Drew representing 6.6% of Drew's outstanding shares.

David L. Webster, a director of Drew and President, CEO and Chairman of Kinro, Inc. a subsidiary of Drew, also sold 50,000 shares of Drew Common Stock. Following the sale, Mr. Webster owns 157,840 shares of Drew representing 1.5% of Drew's outstanding shares.

Mr. Lippert and Mr. Webster informed Drew that they sold the shares in order to diversify their investments, as a disproportionate amount of their total net worth was represented by Drew's Common Stock. The sales were made pursuant to a Registration Statement on Form S-3 that became effective on December 3, 2003.

About Drew

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew's products include aluminum and vinyl windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, bath and shower units, and electric stabilizer jacks. From 41 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward Looking Statements

This press release contains certain statements, including the Company's plans and expectations regarding its operating strategies, products and costs, and its views of the prospects of the recreational vehicle and manufactured housing industries, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's views, at the time such statements were made, with respect to the Company's future plans, objectives, events and financial results such as revenues, expenses, income, earnings per share, capital expenditures, and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, raw material costs (particularly vinyl, aluminum, steel, glass, and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, and adverse weather conditions impacting retail sales. In addition, general economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

                                      # # #


                                       3